Exhibit 99.1

               Rock-Tenn Company Reports First Quarter
       Fiscal Year 2004 Results Continued Folding Carton Growth

    Business Editors

    NORCROSS, Ga.--(BUSINESS WIRE)--January 21, 2004--Rock-Tenn Company (NYSE:RKT) today reported financial results for the first quarter of fiscal 2004, which ended December 31, 2003. Net sales for the first quarter of fiscal 2004 were $366.1 million up 11.0% from $329.8 million in the prior year quarter. Net income was $11.9 million, or $0.34 per diluted share, for the first quarter ended December 31, 2003, compared to $5.1 million, or $0.15 per diluted share, in the comparable quarter of the prior fiscal year. Rock-Tenn Company's net income in the first quarter of fiscal 2004 included income of $7.7 million, or $0.22 per diluted share, from discontinued operations, relating primarily to the completion of the sale of the Plastic Packaging division in October 2003.

    Chairman and Chief Executive Officer's Statement

    Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "This quarter was marked by strong sales growth -- 11% higher than the first quarter of fiscal 2003. We continue to increase our penetration in key folding carton market segments where our strategy of aggressively investing in technology and modern printing and cutting capacity to reduce our cost structure continues to gain traction. We also gained share in our paperboard mills where tons produced were up 6% over the first quarter of fiscal 2003 primarily from higher sales of coated recycled board for folding cartons. Earnings from continuing operations for the quarter were down somewhat from the prior year quarter due primarily to higher energy costs, as natural gas costs averaged $10 per ton higher than in the first quarter of fiscal 2003, and due to a $1.1 million receivables and inventory write-off occasioned by a customer bankruptcy that occurred after the quarter ended.
    "For the second quarter of fiscal 2004, we expect a small increase in sales over the first quarter due to seasonal factors and earnings in the range of $0.15 to $0.20 per share. While these earnings are somewhat higher than the first quarter due to expected better asset utilization and operating performance, they are somewhat lower than the second quarter of fiscal 2003 as we will continue to be adversely affected by the current high natural gas prices."

    Segment Results

    Packaging Products Segment

    Packaging Products segment sales increased 20.3% in the first quarter of fiscal 2004 to $208.9 million from $173.7 million in the first quarter of fiscal 2003. Packaging Products segment operating income increased to $6.7 million in the first quarter of fiscal 2004 compared to $4.7 million in the prior year quarter.
    Folding carton division sales were $177.1 million in the first quarter of fiscal 2004, a $35.3 million increase over the prior year quarter. The sales increase was partially due to the Company's acquisitions of Cartem Wilco and Pacific Coast Packaging and strong internal growth, which contributed 10.3% of the 24.8% increase. The folding carton division's operating income increased $1.6 million from the prior year quarter. Interior packaging sales were relatively flat compared to the year ago quarter, while operating income increased over the first quarter of fiscal 2003 in part due to reduced selling, general and administrative (SG&A) expenses.

    Merchandising Displays and Corrugated Packaging Segment

    In the first quarter of fiscal 2004, Merchandising Displays and Corrugated Packaging segment sales were $72.3 million compared to $73.7 million in the first quarter of fiscal 2003. Operating income for the segment was $5.7 million in the first quarter of fiscal 2004 versus $6.9 million in the prior year quarter. The decrease in sales and operating income compared to the prior year quarter was primarily due to changes in customer and product mix, resulting in somewhat lower margins.

    Paperboard Segment

    Paperboard segment sales increased 5.2% to $129.5 million in the first quarter of fiscal 2004 versus $123.1 million in the same quarter of fiscal 2003. The sales increase was primarily due to a 6.4% increase in tons shipped compared to the prior year quarter and a $3 per ton increase in average selling price, which was offset in part by lower sales of recycled fiber and laminated paperboard products. Total tons shipped in the quarter for the Paperboard segment were 274,590 tons compared to 258,133 tons shipped in the same quarter last year. The Company's recycled paperboard mills operated at 92% of capacity during the first quarter of fiscal 2004. Operating income in the segment declined $2.2 million from the prior year quarter to $2.8 million in the first quarter of fiscal 2004. Higher fiber and energy costs, adjusted for the increased average selling price, negatively impacted the paperboard segment by $3.0 million compared to the prior year quarter.

    Selling, General & Administrative Expenses

    During the first quarter of fiscal 2004, SG&A expenses were $48.0 million, or 13.1% of net sales, compared to $47.0 million, or 14.3% of net sales, in the same quarter of last year. SG&A expense as a percentage of net sales decreased versus the previous year quarter due to continued focus on cost reductions and productivity improvements.

    Financing

    Rock-Tenn Company's debt balance, excluding the fair value hedge adjustment of $18.1 million, at the end of the first quarter of fiscal 2004 was $489.5 million compared to $502.0 million, excluding the fair value hedge adjustment of $23.9 million, on September 30, 2003. The Company's cash on hand was $50.9 million at the end of the first quarter of fiscal 2004 compared to $14.2 million on September 30, 2003.

    Cautionary Statements

    Statements herein regarding the expected impact of energy and raw material costs, expectations regarding seasonal factors, expected earnings of the Company and expected performance of the Company's businesses, including expectations regarding factors such as sales, asset utilization, and operating performance, constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are based on our current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. With respect to these statements, the Company has made assumptions regarding expected economic conditions, expected volumes and price levels of purchases by customers, raw material and energy costs, labor costs, the amount and timing of expected capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs, restructuring costs, expected credit availability, expected inventory levels and costs, competitive conditions in our businesses, and possible adverse actions of our customers, our competitors and suppliers. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. There are many factors that impact these forward-looking statements that cannot be predicted accurately. Actual results may vary materially from current expectations, in part because the Company manufactures most of its products against customer orders with short lead times and small backlogs, while earnings are currently dependent on volume due to price levels and fixed operating costs. Further, these forward-looking statements are subject to a number of general risks including, among others, decreases in demand for the Company's products, increases in energy and raw material costs, reduced supply of raw materials, increases in capital equipment costs, fluctuations in selling prices, increased competition, and adverse changes in general market and industry conditions. Such risks are more particularly described in the Company's filings with the Securities and Exchange Commission, including under the caption "Business -- Forward-Looking Information and Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information, including, without limitation, expected earnings of the Company, as future events unfold.

    Conference Call

    The Company will host a conference call to discuss its first quarter of fiscal 2004 and other topics that may be raised during the discussion at 2:00 p.m., Eastern Time, on Wednesday, January 21, 2004. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.
    Rock-Tenn Company provides superior marketing and packaging solutions to consumer products companies at very low costs, with annual net sales of over $1.4 billion and over 70 operating locations in the United States, Canada, Mexico and Chile.



                           ROCK-TENN COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

======================================================================
                                         FOR THE THREE MONTHS ENDED
                                     December 31,         December 31,
                                        2003                  2002
----------------------------------------------------------------------
NET SALES                            $  366,110           $  329,849

Cost of Goods Sold                      304,344              267,921
----------------------------------------------------------------------

Gross Profit                             61,766               61,928
Selling, General and
 Administrative Expenses                 47,989               47,021
Restructuring and Other Costs               132                 (519)
----------------------------------------------------------------------
Operating Profit                         13,645               15,426
Interest Expense                         (5,911)              (6,463)
Interest and Other Income                    80                   52
Loss from Unconsolidated Joint Venture      (50)                 ---
Minority Interest in Income of
 Consolidated Subsidiary                   (886)                (738)
----------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                      6,878                8,277

Provision For Income Taxes                2,712                3,332
----------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS         4,166                4,945

Income from Discontinued Operations       7,713                  125

NET INCOME                           $   11,879           $    5,070
----------------------------------------------------------------------
Weighted Average Common Shares
 Outstanding-Diluted                     35,281               34,502
----------------------------------------------------------------------
Diluted Earnings Per Share:
  Income from Continuing Operations  $     0.12           $     0.14
  Income from Discontinued Operations      0.22                 0.01
                                     ----------           ----------
Diluted Earnings Per Share           $     0.34           $     0.15
======================================================================

                           ROCK-TENN COMPANY
                     INDUSTRY SEGMENT INFORMATION
                              (UNAUDITED)
                  (IN THOUSANDS, EXCEPT TONNAGE DATA)
======================================================================
                                        FOR THE THREE MONTHS ENDED
                                     December 31,         December 31,
                                        2003                  2002
----------------------------------------------------------------------
NET SALES:

Packaging Products Segment          $    208,875          $   173,677
Merchandising Displays and
 Corrugated Packaging Segment             72,270               73,710
Paperboard Segment                       129,529              123,136
Intersegment Eliminations                (44,564)             (40,674)
----------------------------------------------------------------------
TOTAL                               $    366,110          $   329,849
----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
 BEFORE TAXES:

Packaging Products Segment          $      6,731          $     4,654
Merchandising Displays and
 Corrugated Packaging Segment              5,698                6,907
Paperboard Segment                         2,816                5,061
----------------------------------------------------------------------

Segment Income                      $     15,245          $    16,622
Restructuring and Other Costs               (132)                 519
Non-Allocated Expense                     (1,518)              (1,715)
Interest Expense                          (5,911)              (6,463)
Interest and Other Income                     80                   52
Minority Interest in Income of
 Consolidated Subsidiary                    (886)                (738)

----------------------------------------------------------------------
TOTAL                               $      6,878          $     8,277
======================================================================
Paperboard Shipped (in tons)             274,590              258,133
======================================================================

                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                            (IN THOUSANDS)
======================================================================
                                         FOR THE THREE MONTHS ENDED
                                        December 31,      December 31,
                                            2003              2002
----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations   $      4,166      $     4,945

Items in income not affecting cash:
Depreciation and amortization                 18,602           17,953
Deferred income taxes                         (3,354)           2,482
Deferred compensation expense                    281              171
Income tax benefit of employee stock options     188              ---
Gain on disposal of property,
 plant and equipment                            (441)            (674)
Equity in loss from joint venture                 50              ---
Minority interest in income of
 consolidated subsidiary                         886              738
Impairment loss and other non-cash items          34              366
Pension funding less than expense              4,416            3,144
Net changes in operating assets and
 liabilities                                 (20,765)          (4,659)
----------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES
 FROM CONTINUING OPERATIONS                    4,063           24,466

Cash provided by operating activities from
 discontinued operations                         531            1,870
                                            --------        ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES      4,594           26,336
----------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                         (15,428)         (16,393)
Cash paid for purchase of businesses, net
 of cash received                             (1,060)             ---
Cash contributed to joint venture               (100)             (82)
Proceeds from sale of property,
 plant and equipment                             693            6,126
----------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES
 FROM CONTINUING OPERATIONS                  (15,895)         (10,349)
Cash provided by (used for) investing
 activities from discontinued operations      61,943             (328)
                                            --------         --------
NET CASH PROVIDED BY (USED FOR) INVESTING
 ACTIVITIES                                   46,048          (10,677)
----------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net repayments to revolving credit
 facilities                                   (3,500)          (1,700)
Additions to long-term debt                       27                7
Repayments of long-term debt                  (9,107)         (10,134)
Issuance of common stock                       1,411            1,015
Purchases of common stock                        ---           (1,313)
Cash dividends paid to shareholders           (2,978)          (2,755)
Distribution to minority interest                ---           (1,100)
----------------------------------------------------------------------
CASH USED FOR FINANCING ACTIVITIES           (14,147)         (15,980)
----------------------------------------------------------------------
Effect of exchange rate changes on cash          207              565

INCREASE IN CASH AND CASH EQUIVALENTS         36,702              244

Cash and cash equivalents:
Beginning of period                           14,173            6,560
----------------------------------------------------------------------
End of period                           $     50,875      $     6,804
----------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH  FLOW INFORMATION:
Cash paid during the period for:
  Income taxes (net of refunds)         $      2,341      $     3,863
  Interest (net of amounts capitalized) $        320      $        90
======================================================================

                           ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (UNAUDITED)
                            (IN THOUSANDS)
======================================================================
                          DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
                             2003            2003             2002
----------------------------------------------------------------------
ASSETS:

Cash and cash equivalents   $50,875         $14,173        $ 6,804

Receivables - net           153,991         163,096        131,930

Inventories - at LIFO cost  120,560         118,414        104,023

Other current assets         17,221          17,717         18,396

Current assets held for sale    ---          52,703         46,005
----------------------------------------------------------------------
TOTAL CURRENT ASSETS        342,647         366,103        307,158
----------------------------------------------------------------------
Building and equipment-net  580,575         579,514        531,654

Intangible and other assets 346,443         345,778        310,956
----------------------------------------------------------------------
TOTAL ASSETS             $1,269,665      $1,291,395     $1,149,768
======================================================================
LIABILITIES AND
SHAREHOLDERS' EQUITY:

Current maturities of
 long-term debt             $   429         $12,927        $51,156

Other current liabilities   148,896         167,069        138,016

Current liabilities held
 for sale                      ---            7,487          3,368
----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES   149,325         187,483        192,540
----------------------------------------------------------------------
Long-term maturities of
 debt                       489,022         489,037        390,256
Adjustment for fair value
 hedge                       18,074          23,930         20,010
                            -------         -------        -------
Total long-term debt        507,096         512,967        410,266

Deferred income taxes        90,447          93,801         86,827

Other long-term items        83,629          75,108         52,092

Shareholders' equity        439,168         422,036        408,043
----------------------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY     $1,269,665      $1,291,395     $1,149,768
======================================================================
Total debt excluding
 adjustment for fair
 value hedge               $489,451        $501,964       $441,412


Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics

                         1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      -------- --------  -------  ------- -----------

Average Price Per Ton
---------------------
Coated & Specialty
 Paperboard (a)
     2002                $ 424    $ 410    $ 410    $ 425        $417
     2003                  434      418      437      438         432
     2004                  440

Corrugated Medium
     2002                $ 342    $ 337    $ 331    $ 346        $339
     2003                  343      335      340      333         338
     2004                  331

All Tons
     2002                $ 410    $ 398    $ 397    $ 413        $405
     2003                  419      406      423      421         417
     2004                  422

Average Recovered
Paper Cost
     2002                $  67    $  65    $  78    $ 108        $ 80
     2003                   82       78       88       86          83
     2004                   86

Tons Shipped
------------
Coated
     2002              125,382  117,813  117,724  126,625     487,544
     2003              117,566  128,606  126,292  125,363     497,827
     2004              130,383

Specialty (a)
     2002               98,538  112,408  117,652  114,367     442,965
     2003               99,752  113,299  113,001  109,243     435,295
     2004              100,327

Corrugated Medium
     2002               43,556   42,541   43,960   44,797     174,854
     2003               40,815   41,459   40,413   45,023     167,710
     2004               43,880

Total
     2002              267,476  272,762  279,336  285,789   1,105,363
     2003              258,133  283,364  279,706  279,629   1,100,832
     2004              274,590

    (a) Specialty Paperboard Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our joint venture with LaFarge Corporation.


Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Thousands)

                      1st       2nd       3rd       4th       Fiscal
                     Quarter   Quarter   Quarter   Quarter     Year
                    --------  --------  --------   -------   --------

Packaging Segment
 Sales
     2002           $177,684  $177,606  $182,841   $184,554  $722,685
     2003            173,677   196,277   210,180    221,268   801,402
     2004            208,875

Packaging Income
     2002           $  9,995  $ 11,904  $ 13,695   $ 10,553  $ 46,147
     2003              4,654     9,742    10,503     12,659    37,558
     2004              6,731

Return On Sales
     2002                5.6%      6.7%      7.5%       5.7%      6.4%
     2003                2.7%      5.0%      5.0%       5.7%      4.7%
     2004                3.2%

Merchandising Displays
 and Corrugated Packaging
 Segment
 Sales
     2002           $ 72,271  $ 69,965  $ 67,856   $ 79,459  $289,551
     2003             73,710    64,214    70,350     76,832   285,106
     2004             72,270

Merchandising Displays
 and Corrugated
 Packaging Income
     2002           $ 11,389  $  7,849  $  4,569   $  9,006  $ 32,813
     2003              6,907     5,073     6,672      9,093    27,745
     2004              5,698

Return on Sales
     2002               15.8%     11.2%      6.7%      11.3%     11.3%
     2003                9.4%      7.9%      9.5%      11.8%      9.7%
     2004                7.9%

Paperboard Segment
 Sales
     2002           $125,078  $123,740  $129,094   $138,261  $516,173
     2003            123,136   130,742   130,307    131,889   516,074
     2004            129,529

Paperboard Income
     2002           $  6,287  $  6,348  $  9,033   $  2,426  $ 24,094
     2003              5,061     6,351     5,626      3,700    20,738
     2004              2,816

Return on Sales
     2002                5.0%      5.1%      7.0%       1.8%      4.7%
     2003                4.1%      4.9%      4.3%       2.8%      4.0%
     2004                2.2%


Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Thousands except EPS Data)

                             1st    2nd     3rd     4th     Fiscal
                           Quarter Quarter Quarter Quarter   Year
                           ------- ------- ------- ------- -------

Income From Continuing
 Operations Before
 Cumulative Effect of a
 Change in Accounting
 Principle
     2002                  $11,259 $11,026  $4,922  $2,646 $29,853
     2003                    4,945   7,131   7,853   9,612  29,541
     2004                    4,166

Diluted EPS From Continuing
 Operations Before
 Cumulative Effect of a
 Change in Accounting
 Principle
     2002                    $0.33   $0.32   $0.14   $0.08   $0.87
     2003                     0.14    0.21    0.23    0.27    0.85
     2004                     0.12

Income Before Cumulative
 Effect of a Change in
 Accounting Principle
     2002                  $12,199 $11,584  $5,471  $3,216 $32,470
     2003                    5,070   7,330   7,212   9,964  29,576
     2004                   11,879

Diluted EPS Before
 Cumulative Effect of a
 Change in Accounting
 Principle
     2002                    $0.36   $0.34   $0.16   $0.09   $0.94
     2003                     0.15    0.21    0.21    0.28    0.85
     2004                     0.34

Net Income
     2002                   $6,355 $11,584  $5,471  $3,216 $26,626
     2003                    5,070   7,330   7,212   9,964  29,576
     2004                   11,879

Diluted EPS
     2002                    $0.19    0.34   $0.16   $0.09   $0.77
     2003                     0.15    0.21    0.21    0.28    0.85
     2004                     0.34

Depreciation & Amortization
     2002                  $16,749 $17,217 $16,945 $17,180 $68,091
     2003                   17,953  17,502  17,791  19,437  72,683
     2004                   18,602

Capital Expenditures
     2002                   $9,038 $16,656 $23,887 $23,120 $72,701
     2003                   16,393  15,002  12,114  13,893  57,402
     2004                   15,428


    CONTACT: Rock-Tenn Company
             Steven C. Voorhees, 770-448-2193
             (Executive Vice President & Chief Financial Officer)
             David Rees, 770-448-2193 (Investor Relations)